PROMISSORY NOTE

Borrower:  Engineered Wire Products, Inc.        Lender:    Bank One, N A with its main office at Columbus, Ohio
           1200 N. Warpole Street                           Lima Business Banking LPO
           Upper Sandusky, OH 43351                         121 W High Street. 2nd Floor
                                                            Lima, OH 45801

Principal Amount: $7,000,000.00                  Date of Note: January 5, 2004

PROMISE TO PAY. Engineered Wire Products. Inc. (' Borrower") promises to pay to Bank One, N.A. with its main office at Columbus, Ohio ("Lander"), or order, In lawful money of the United States of America, the principal amount of Seven Million & 00/100 Dollars ($7,000.000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance Interest shell be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on June 30, 2004 In addition. Borrower will pay regular monthly payments of ail accrued unpaid interest due as of each payment data, beginning January 30, 2004, with all subsequent Interest payments to be due on the same day of each month after that. Payments and any other credits shall be allocated among principal, interest and fees at the discretion of Lender unless otherwise required by applicable law. The annual interest rate for this Note is computed on a 3651360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance to outstanding. Borrower will pay Lender at Lender's address shown on loan account statements sent to the Borrower, Lender's address shown in any payment coupon book provided to the Borrower, or at such other place as Lander may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the LIBOR Rate (the "Index"). "LIBOR Rate" shall mean the offered rate for U.S. Dollar deposits of not lass than $1,000,000 00 for a period of time equal to each Interest Period as of 11:00 A.M. City of London, England time two London Business Days prior to the first date of each Interest Period of this Note as shown on the display designated as "British Bankers Assoc Interest Settlement Rates' on the Telerate System ("Telerate"), Page 3760 or Page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate Provided, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently determined by Lender from an alternate, substantially similar independent source available to Lender or shall be calculated by Lander by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate "London Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England. Each change in the rate to be charged on this Note will become effective without notice on the commencement of each Interest Period based upon the Index then in effect. "Interest Period' means each consecutive one month period (the first of which shall commence on the date of this Note) effective as of the first day of each Interest Period and ending on the lest day of each Interest Period, provided that if any Interest Period is scheduled to end on a date for which there is no numerical equivalent to the date on which the Interest Period commenced, then it shall end instead on the last day of such calendar month Borrower may prepay all or any portion of the principal amount of this Note bearing interest at a LIBOR Rate, provided that if Borrower makes any such prepayment other than on the last day of an Interest Period, Borrower shall pay all accrued interest on the principal amount prepaid with such prepayment and, on demand, shall reimburse Lender and hold Lender harmless from all losses and expenses incurred by Lender as a result of such prepayment, including, without limitation, any losses and expenses arising from the liquidation or reemployment of deposits acquired to fund or maintain the principal amount prepaid. Such reimbursement shall be calculated as though Lender funded the principal amount prepaid through the purchase of U.S. Dollar deposits in the London, England interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such interest Period, whether in fact that is the case or not. Lender's determination of the amount of such reimbursement shall be conclusive in the absence of manifest error. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 2 450 percentage points over the Index.
NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without fee all or a portion of the principal amount owed hereunder earlier than it is due. All prepayments shall be applied to the Indebtedness In such order and manner as Lender may from time to time determine in its sole discretion. Borrower agrees not to send Lender payments marked "paid in full', "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Bank One Business Banking Loan Servicing Disputed Accounts Department, P 0 Box 901094 Fort Worth, TX 76101.2094

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $25 00, whichever is greater.

INTEREST AFTER DEFAULT. Upon the occurrence of any Event of Default, including failure to pay upon final maturity, at Lender's option, and if permitted by applicable law, Lender may add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Upon the occurrence of any Event of Default, Lander, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to 6 450 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT Each of the following shall constitute en event of default ("Event of Default") under this Note.

     Payment Default. Borrower fails to make any payment when due under this Note.

     Other Defaults. Borrower fails to comply with or to pay or perform any other term, obligation, covenant or condition contained In this Note or in any of the Related Documents or to comply with or to pay or perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower or between Borrower and any affiliate of BANK ONE CORPORATION

     Transfer of Assets. Borrower leases, sells, or otherwise convoys, or agrees to lease, sell, or otherwise convey, a material part of its assets or business outside of the ordinary course of business.

     Defaults with Respect to Third Parties Borrower fails to make any payment when due or fails to comply with or to perform any term, obligation, covenant or condition contained in any agreement between any other person and Borrower

     False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter

     Judgments or Decrees. One or more judgments or decrees shall be entered against the Borrower and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal

     Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower

     Creditor or Forfeiture Proceedings. Commencement of foreclosure, replevin, repossession, attachment, levy, execution, or forfeiture proceedings, whether by judicial proceeding, self-help, or any other method, by any creditor of Borrower, or by any governmental agency against the Collateral or any other assets of Borrower. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in en amount determined by Lander, in its sole discretion, as being an adequate reserve or bond for the dispute

     Failure to Comply with Laws, Borrower fails to comply with all applicable statutes, laws, ordinances and governmental rules, regulations and orders to which it is subject or which are applicable to its business, property and assets

     Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower

     Adverse Change A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired

     Events Affecting Guarantor. Any of the preceding Events of Default occurs with respect to any guarantor of the Indebtedness as if the word
     "guarantor" were substituted for the word "Borrower" in such Event of Default, or any guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty

     Insecurity. Lender in good faith believes Itself insecure.

LENDER'S RIGHTS. Upon the occurrence of any Event of Default, Lender may declare the entire unpaid principal balance on this Note and the Indebtedness and all accrued unpaid interest immediately due, without notice (except that in the case of any Event of Default of the type described in the DEFAULT - Insolvency section herein, such acceleration shall be automatic and not at Lender's option), and then Borrower will pay that amount Borrower shall be liable for any deficiency remaining after disposition of any collateral which Lender may choose to realize upon

ATTORNEYS' FEES; EXPENSES Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount This Includes, subject to any limits under applicable low, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable low. Borrower also will pay any court coats, in addition to all other sums provided by law

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and tie laws of the State of Ohio. This Note has been accepted by Lender in the State of Ohio.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Allen County, State of Ohio.

CONFESSION OF JUDGMENT. Borrower hereby irrevocably authorizes and empowers any attorney-at-low, including an attorney hired by Lender, to appear in any court of record and to confess judgment against Borrower for the unpaid amount of this Note as evidenced by an affidavit signed by an officer of Lender setting forth the amount then due, attorneys' fees plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney Borrower waives the right to any stay of execution and the benefit of all exemption taws now or hereafter in effect No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shell be held by any court to be invalid, voidable, or void; but the power will continue undiminished end may be exercised from time to time as Lender may elect until all amounts owing on this Note have been paid in full Borrower waives any conflict of interest that an attorney hired by Lender may have in acting on behalf of Borrower in confessing judgment against Borrower while such attorney is retained by Lender Borrower expressly consents to such attorney acting for Borrower in confessing judgment

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored

RIGHT OF SETOFF Borrower grants to Lender a security interest in, as well as a right of setoff against, and hereby assigns, conveys, delivers, pledges and transfers to Lender, as security for repayment of the Indebtedness, all Borrower's right, title and interest in and to all Borrower's accounts (whether checking, savings, or some other account) with Lender or any subsidiary or affiliate of BANK ONE CORPORATION (each hereinafter referred to as a "Lender Affiliate") and all other obligations at any time owing by Lender or any Lender Affiliate to Borrower This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future However, this does not Include any IRA or Keogh accounts, or any trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, without prior notice to Borrower and irrespective of U) whether or not Lender has made any demand under this Note or the Related Documents or (ii) whether such Indebtedness is contingent, matured or unmatured, to the extent permitted by law, to collect, charge and/or setoff all sums owing on the Indebtedness against any and all such accounts and other obligations, and, at Lender's option, to administratively freeze or direct a Lender Affiliate to administratively freeze all such accounts and other obligations to allow Lender to protect Lender's security interest, collection, charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note Is secured by security interest in and lien upon all collateral described in any Related Document

LINE OF CREDIT. This Note evidences a revolving Iine of credit The unpaid principal balance of this Note shell increase and decrease with each new advance and payment hereunder, as the case may be. Subject to the terms hereof, Borrower may borrow, repay and reborrow hereunder Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person Lender may, but need not, require that all oral requests be confirmed in writing Borrower agrees to be liable for all sums either' (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. Lender will have no obligation to advance funds under this Note If: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note, (B) Borrower or any guarantor ceases doing business or is insolvent-, (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender, (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender, or (E) Lender in good faith believes itself insecure

LATE CHARGES. In the "Late Charge" provision set forth above, the following language is hereby added after the word "greater", 'up to the maximum amount of Two Hundred Fifty Dollars ($250 00) per late charge"

FINANCIAL   STATEMENTS   Borrower  shall  furnish  Lender  with  such  financial
statements and other related information at such frequencies and in such detail as Lender may reasonably request.

ENFORCEABILITY AND ORGANIZATION. Borrower is duly authorized to transact business in all states in which Borrower is doing business, having obtained all necessary filings, governmental licenses end approvals for each state in which Borrower is doing business. Borrower's execution, delivery end performance of this Note end all the Related Documents have been duty authorized by all necessary action by Borrower. This Note and all the Related Documents constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms if applicable, Borrower is an entity which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the state of its organization.

INFORMATION WAIVER Lender may provide, without any limitation whatsoever, to any one or more purchasers, potential purchasers, or affiliates of BANK ONE CORPORATION, any information or knowledge Lender may have about the undersigned or about any matter relating to this document and the Related Documents, and the undersigned hereby waives any right to privacy the undersigned may have with respect to such matters

INDEBTEDNESS. The word "Indebtedness" means as principal, interest, end other amounts, costs and expenses payable under the Note or Related Documents, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Note Or Related Documents, together with interest on such amounts as provided in this Note, and all obligations, debts and liabilities, plus interest thereon, of Borrower or any one or more of them to Lender, as well as all claims by Lender against Borrower or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of this Note, whether voluntary or otherwise, whether due or not due. direct or indirect, absolute or contingent, liquidated or unliquidated end whether Borrower may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise and whether recovery upon such amounts may be or hereafter become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter become otherwise unenforceable; and further includes, without limitation, all principal, interest, and other amounts, costs and expenses payable under the Related Documents, whether executed by the Borrower or by any other person or entity, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Related Documents, together with interest thereon as provided in the Related Documents

RELATED DOCUMENTS The words "Related Documents" mean all promissory notes. credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now existing or hereafter arising, executed in connection with the Indebtedness

LIABILITIES FOR OBLIGATIONS UNDER RELATED DOCUMENTS. Borrower also promises to pay to Lender all of the Indebtedness Borrower acknowledges that some of the Related Documents, pursuant to which Indebtedness may arise, may be executed only by persons or entities other than the Borrower.

PURPOSE. Borrower agrees that no advances under this Note shall be used for personal, family or household purposes and that all advances hereunder shall be used solely for business, commercial, agricultural or other similar purposes

ARBITRATION  Undersigned  and  Lender  agree  that  all  disputes,   claims  and
controversies between them whether individual, joint, or class in nature, arising from this document or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association in effect at the time the claim /s filed, upon request of either party. No act to take or dispose of any Collateral or Property (as defined herein or in any Related Document) securing this document shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement This includes, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to applicable law Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any Collateral or Property securing this document, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral or Property securing this document, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this document shall preclude any party from seeking equitable relief from a court of competent jurisdiction The statute of limitations, estoppel, waiver, )aches, and similar doctrines which would otherwise be applicable In an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision

JURY WAIVER THE UNDERSIGNED AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, THE RELATED DOCUMENTS, OR ANY RELATIONSHIP BETWEEN OR AMONG THE UNDERSIGNED AND LENDER THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING EVIDENCED BY THIS DOCUMENT AND THE RELATED DOCUMENTS

BORROWER'S ACKNOWLEDGEMENT AND AGREEMENT REGARDING AFFILIATE BANKS Borrower may now or in the future have a borrowing relationship with Bank One, NA with its main office in Columbus, Ohio (the 'Bank Affiliate-) Lender and Borrower intend that the terms, covenants, conditions, warranties and obligations of Borrower in only one agreement in the nature of a loan or credit agreement )"Loan Agreement') be applicable to the borrowing relationship of Borrower end Lender and of Borrower and the Bank Affiliate Therefore, if Borrower executes a Loan Agreement with the Bank Affiliate, the Borrower agrees that the terms, covenants, conditions, warranties and obligations of Borrower contained in that Loan Agreement between Borrower and the Bank Affiliate shall also apply to this Note.

RENEWAL AND EXTENSION. This Note is given in replacement, renewal and/or extension of, but not extinguishing the indebtedness evidenced by, the promissory note dated March 10, 1995, executed by Borrower to NBD Bank, N.A , predecessor in interest to Lender, in the original principal amount of 67,000,000 00, including previous renewals or modifications thereof, if any (the 'Prior Note"), and is not a novation thereof All interest evidenced by the Prior Note being replaced, renewed, and/or extended by this Note shall continue to be due and payable until paid All Related Documents executed in relation to or as security for the Prior Note remain in full force and effect

GENERAL PROVISIONS If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge. collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan then the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Ohio (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. If any part of this Note cannot be enforced, this fact will not affect the rest of this Note. It Is agreed that any payment which would otherwise for any reason be deemed unlawful interest under applicable law shall be deemed to have been applied to the unpaid principal balance of this Note, or to other Indebtedness The unpaid balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral, or impair, fail to realize upon or perfect Lender's security interest in the collateral, and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made Unless specifically permitted otherwise by the terms and conditions of this Note, no alteration of or amendment to this Note shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment, Borrower agrees and consents to Lender's sale or transfer, whether now or later, of this Note, or the Related Documents or of any participation interest In this Note or Related Documents to one or more purchasers, whether related or unrelated to Lender Borrower waives any and all notices of sale of this Note, the Related Documents or of any participation interests, as well as any notices of any repurchases of this Note, the Related Documents, or of any participation interests. The obligations under this Note are joint and several

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

NOTICE. FOR THIS NOTICE "YOU" MEANS THE BORROWER AND "CREDITOR" AND "HIS" MEANS LENDER

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


BORROWER:

ENGINEERED WIRE PRODUCTS. INC.

Bert E. Downing. Jr., Vice President/Treasurer of Engineered Wire Products, Inc.